April 26, 2021

ABS Long/Short Strategies Fund

C/O UMB Fund Services, Inc.

235 West Galena Street

Milwaukee, Wisconsin 53212

Ladies and Gentlemen:

We have acted as counsel to ABS Long/Short Strategies Fund, a Delaware statutory trust (the “Trust”), in connection with the Trust’s Registration Statement on Form N-2 to be filed with the Securities and Exchange Commission on or about April 26, 2021 (the “Registration Statement”). The Registration Statement is being filed to register $149,068,607 worth of shares of beneficial interest of the Trust under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (the “Shares”). The securities being registered pursuant to this Registration Statement were previously registered pursuant to a registration statement on Form N-2 previously filed with the Commission on April 27, 2018 (File No. 333-224160).

In connection with the furnishing of this opinion, we have examined the following documents:

(a) A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, as to the existence of the Trust;

(b) Copies of the following organizational documents: (1) Certificate of Trust dated June 23, 2015 and filed with the Secretary of State of the State of Delaware; (2) Certificate of Amendment to Certificate of Trust dated September 24, 2015 and filed with the Secretary of State of the State of Delaware; (3) Amended and Restated Agreement and Declaration of Trust dated September 24, 2015; and (4) Amended and Restated By-Laws as adopted June 23, 2015 and amended September 24, 2015 (collectively, the “Organizational Documents”);

(c) Copies of resolutions (the “Resolutions”) adopted and approved by the Trust’s Board of Trustees with respect to the Trust and the issuance of Shares; and

(d) A copy of the Registration Statement.

In conducting such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, the legal competence of each individual executing any document and that each of the parties (other than the Trust) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents. We have assumed that the Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the copy referred to in paragraph (d) above. We have also assumed for the purposes of this opinion that the Organizational Documents and the Resolutions will not have been further amended, modified or withdrawn and will be in full force and effect on the date of issuance of the Shares.

April 26, 2021

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the laws of the State of Delaware that, in our experience, are generally applicable to the issuance of shares by entities such as the Trust (“Delaware Law”) to the extent that the same may apply to or govern the transactions referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware. Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Delaware. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to such transaction. In addition, to the extent that the Organizational Documents refer to, incorporate or require compliance with, the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for Delaware Law, as aforesaid, we have assumed compliance by the Trust with such act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon the foregoing, and subject to the further assumptions and limitations hereinafter set forth, and assuming that (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Trust’s prospectus included in the Registration Statement and in accordance with the Organizational Documents and the Resolutions, (ii) all consideration for the Shares will be actually received by the Trust, and (iii) all applicable securities laws will be complied with, we are of the following opinion:

The Shares are duly authorized and, upon issuance and delivery of the Shares and receipt by the Trust of the payment of the purchase price therefore in accordance with the Registration Statement, the Shares will be validly issued, fully paid and nonassessable by the Trust.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Bernstein Shur

Bernstein, Shur, Sawyer & Nelson, P.A.